Exhibit 10.43

DATED [ • ] 2008

DEED OF CONFIDENTIALITY

PHARMATHENE UK LIMITED

(1)

and

[INSERT EMPLOYEE’S NAME]

(2)

THIS DEED is made the [ • ] day of [ • ] 2008

BETWEEN:

(1)	PHARMATHENE UK LIMITED (No. 06534363) (the “Company”); and

(2)	[INSERT EMPLOYEE’S NAME] of [ • ] (the “Employee”).

IT IS HEREBY AGREED as follows:

1.

CONFIDENTIAL INFORMATION

1.1

During the Appointment the Employee will inevitably receive highly confidential information. The Employee shall not either during his Appointment (other than in the proper course of his duties and for the benefit of the Company) or after his employment has ended for any reason whatsoever:

1.1.1

use, disclose or communicate to any person any Confidential Information which the Employee shall have come to know or have received or obtained at any time (before or after the date of this Agreement) by reason of or in connection with the Employee’s service with the Company; or

1.1.2

copy or reproduce in any form or by or on any media or device or allow others access to or to copy or reproduce recorded information whether or not in documentary form (“Documents”) containing or referring to Confidential Information.

1.2

All Documents containing or referring to Confidential Information at any time in the Employee’s control or possession are and shall at all times remain the absolute property of the Company or its clients, and the Employee undertakes, both during his employment and afterwards:

1.2.1

to exercise due care and diligence to avoid any unauthorised publication, disclosure or use of Confidential Information and any Documents containing or referring to it;

1.2.2

to deliver up any Confidential Information (including all copies of all Documents whether or not lawfully made or obtained) or to delete Confidential Information from any re-useable medium; and

1.2.3

to do such things and sign such documents at the expense of the Company as shall be reasonably necessary to give effect to this Clause and/or to provide evidence that it has been complied with.

1.3

The restrictions in Clause 1.1 will not apply to Confidential Information which is or which comes into the public domain otherwise than as a result of an unauthorised disclosure by the Employee or any other person who owes the Company an obligation of confidentiality in relation to the information disclosed or which may be required to be disclosed to the extent required by law or any competent regulatory authority.

1.4

The Employee agrees that the restrictions set out in this Clause 1 are without prejudice to any other duties of confidentiality owed to the Company whether express or implied and are to survive the termination of the Employee’s employment.

1.5

For the purposes of this Clause 1, “Confidential Information” means information which may be imparted in confidence or be of a confidential nature relating to the business or prospective business or internal affairs of the Company, and in particular all information relating to the performance, structure, operation, provision and marketing or sales of any past, present or future product or services of the Company (including lists of clients and potential clients, suppliers, names and addresses of marketing contacts, service and product information including details of any formats, programs, concepts or ideas, creations, outlines, treatments, processes, data, programs, computer models, network information, software or other systems utilised by the Business), know-how, trade secrets, unpublished information relating to the intellectual property of the Company and any other commercial, financial or technical information relating to the Business or to any other client or supplier, officer or employee of the Business.

1.6	Nothing in this Clause 1 will prevent the Employee from making a protected disclosure under the Public Interest Disclosure Act 1998.

2.

INVENTIONS AND IMPROVEMENTS

2.1

The Employee agrees that he has a special obligation to further the interests of the Company and its Associated Companies with respect to any Inventions created or discovered by him in the course of his employment with the Company.

2.2

If the Employee creates or discovers or participates in the creation or discovery of any Inventions during his employment with the Company or any Associated Company, the Employee shall promptly give to the Secretary of the Company full details of such Inventions and, if such Inventions relate to or are capable of being used in the business for the time being carried on by the Company or any Associated Company, such Inventions shall be the absolute property of the Company or the relevant Associated Company and the Employee shall forthwith and from time to time both during his employment and thereafter at the request and expense of the Company or the relevant Associated Company:

2.2.1

give and supply all such information, data, drawings and assistance as may be necessary to enable the Company or the relevant Associated Company to exploit such Inventions to the best advantage; and

2.2.2

execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Inventions in such parts of the world as may be specified by the Company and for vesting the same in the Company or the relevant Associated Company or as it may direct.

2.3

The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company or the relevant Associated Company (or its nominee) the full benefit of the provisions of this Clause and in favour of any third party a certificate in writing signed by any

Director or the Company Secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

2.4

If the Employee creates or discovers or participates in the creation or discovery of any Inventions during his employment under this Agreement which do not relate to or are not capable of being used in the business for the time being carried on by the Company or any Associated Company, the Company shall subject only to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee the Employee’s rights in the Inventions within three months after disclosure pursuant to Clause 2.2 on fair and reasonable terms to be agreed or settled by a single arbitrator as appointed by the Company.

2.5

The Employee waives all of his Moral Rights as defined in the Copyright Designs and Patents Act 1988 in respect of any acts of the Company or any Associated Company or any acts of third parties done with the Company’s authority in relation to the Inventions which are the property of the Company or any Associated Company by virtue of Clause 2.2 hereof.

2.6

Rights and obligations under this Clause shall continue in force after the termination of this Agreement in respect of Inventions made or discovered during the Employee’s employment under this Agreement and shall be binding upon his representatives.

2.7

In this Clause “Inventions” includes letters patent, trade marks, service marks, designs, utility models, copyrights, design rights, applications for registration or any of the foregoing and the right to apply for them in any part of the world, moral rights, inventions, improvements to procedures, confidential information, know-how and rights of like nature arising or subsisting anywhere in the world, in relation to all of the foregoing, whether registered or unregistered.

3.

GOVERNING LAW

The terms of this Deed are governed by laws of England and the parties hereto submit to the non-exclusive jurisdiction of the English Courts. The Company may however enforce the Deed in any other courts of competent jurisdiction.

4.

INTERPRETATION

In this Deed the following words and expressions shall have the following meanings:

“Associated Company”	a company which is from time to time a subsidiary or a holding company of the Company or a subsidiary (other than the Company) of a holding company of the Company;

“subsidiary” and “holding company”	the meanings respectively ascribed thereto by section 736 of the Companies Act 1985.

EXECUTED as a Deed for and on behalf of )

PHARMATHENE UK LIMITED by )

Director

Director / Company Secretary

Date

EXECUTED as a Deed by )

[EMPLOYEE’S NAME] )

In the presence of: )

Witness’ name

Witness’ address

Witness’ occupation

Date